Filed Pursuant to Rule 424(b)(3)
File Number 333-132176

PROSPECTUS SUPPLEMENT NO. 3

Prospectus Supplement dated September 19, 2006
to Prospectus declared
effective on August 10, 2006
(Registration No. 333-132176)
as supplemented by that Prospectus Supplement No. 1 dated August 29, 2006 and that Prospectus Supplement No. 2 dated September 5, 2006.

SOMANTA PHARMACEUTICALS, INC.

This Prospectus Supplement No. 3 supplements our Prospectus dated August 10, 2006, the Prospectus Supplement No. 1 dated August 29, 2006 and the Prospectus Supplement No. 2 dated September 5, 2006.

The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 3 together with the Prospectus and each prior Prospectus Supplement referenced above.

On September 15, 2006, we were assigned the stock trading symbol “SMPM.” Our common stock is now quoted on the Over-the-Counter Bulletin Board under the trading symbol “SMPM.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is September 19, 2006